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                                                                 EXHIBIT 99(iii)

                             NACCO Industries, Inc.
                 Unaudited Consolidating Statement of Cash Flows
                      For the Year Ended December 31, 2001
                                  (In millions)

                                                                                                          NACCO       NACCO
                                                                       NMHG    Housewares    NACoal      & Other   Consolidated
                                                                     -------   ----------    ------      -------   ------------
Operating Activities
Net income (loss)                                                    $(49.4)     $(12.2)     $ 25.6      $   --      $(36.0)
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
    Depreciation, depletion and amortization                           60.4        21.2        35.7         0.3       117.6
    Deferred income taxes                                              (8.5)       (6.5)        7.9         2.1        (5.0)
    Minority interest (income) expense                                 (0.8)         --          --          --        (0.8)
    Cumulative effect of accounting changes                             1.3          --          --          --         1.3
    Restructuring charges                                               8.8        12.7          --          --        21.5
    Loss on sale of assets                                             10.5          --          --          --        10.5
    Other non-cash items                                                1.6        (3.6)        4.1        (1.4)        0.7
Working capital changes, excluding the effect of
  business acquisitions:
    Intercompany receivable/payable                                   (17.4)       (6.8)        1.0        23.2          --
    Accounts receivable                                                30.6        15.1        (2.9)       (0.1)       42.7
    Inventories                                                        38.2         8.3        (5.1)         --        41.4
    Other current assets                                                1.3        (0.9)       (0.2)      (11.9)      (11.7)
    Accounts payable and other liabilities                            (45.6)        1.2         3.4        (5.2)      (46.2)
                                                                     ------      ------      ------      ------      ------
Net cash provided by operating activities                              31.0        28.5        69.5         7.0       136.0
                                                                     ------      ------      ------      ------      ------

Investing Activities
    Expenditures for property, plant and equipment                    (53.5)      (13.4)      (37.2)       (0.7)     (104.8)
    Proceeds from the sale of property, plant, and equipment           13.0          --         4.9          --        17.9
    Acquisitions of businesses, net of cash acquired                   (3.9)         --          --          --        (3.9)
    Investments in unconsolidated affiliates                           (0.3)         --          --          --        (0.3)
    Intercompany loans                                                 11.0         3.0         3.8       (17.8)         --
    Other - net                                                        (2.5)         --        (1.5)         --        (4.0)
                                                                     ------      ------      ------      ------      ------
Net cash used for investing activities                                (36.2)      (10.4)      (30.0)      (18.5)      (95.1)
                                                                     ------      ------      ------      ------      ------

Financing Activities
    Additions to long-term debt and revolving credit agreements        68.9          --          --          --        68.9
    Reductions to long-term debt and revolving credit agreements      (22.0)       (7.2)      (14.6)         --       (43.8)
    Additions to obligations of project mining subsidiaries              --          --        76.4          --        76.4
    Reductions of obligations of project mining subsidiaries             --          --       (95.0)         --       (95.0)
    Deferred financing fees                                            (0.7)       (0.3)         --          --        (1.0)
    Cash dividends paid                                                (5.0)      (10.0)       (3.0)       10.4        (7.6)
    Capital grants                                                      0.1          --          --          --         0.1
    Other - net                                                          --          --        (0.7)        1.1         0.4
                                                                     ------      ------      ------      ------      ------
Net cash provided by (used for) financing activities                   41.3       (17.5)      (36.9)       11.5        (1.6)
                                                                     ------      ------      ------      ------      ------

Effect of exchange rate changes on cash                                (0.9)       (0.2)         --          --        (1.1)
                                                                     ------      ------      ------      ------      ------

Cash and Cash Equivalents
Increase for the year                                                  35.2         0.4         2.6          --        38.2
Balance at the beginning of the year                                   24.4         7.6         1.7          --        33.7
                                                                     ------      ------      ------      ------      ------
Balance at the end of the year                                       $ 59.6      $  8.0      $  4.3      $   --      $ 71.9
                                                                     ======      ======      ======      ======      ======
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